Exhibit 10.2

SERVICE AGREEMENT

This Service Agreement (“Agreement”) is entered into by and between Taurus Financial Partners, LLC (“Taurus”), a Florida limited liability company, and Blue Water Restaurant Group, Inc. (“Client”), a Nevada corporation.

WITNESSETH:

WHEREAS, Taurus is an independent service provider specializing in listing private companies on the Over-The-Counter Bulletin Board (“OTCBB”) stock exchange;

WHEREAS, Client wishes to obtain a public listing on the OTCBB stock exchange (“Going Public”);

WHEREAS, Client wishes to retain Taurus to assist it Going Public;

WHEREAS, Taurus agrees to be retained by Client to provide such specialized services to Client hereinafter defined; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual terms and covenants hereinafter expressed, Client and Taurus do mutually agree as follows:

1.

Engagement. Client hereby engages Taurus to perform the Services, hereinafter defined, and Taurus hereby accepts such limited appointment on the terms and covenants set forth herein and agrees to use its best efforts in providing said Services.

2.

Independent Contractor. Taurus shall be, and in all respects be deemed to be, an independent contractor in the performance of its duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

A.

Taurus shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner or controlling person of Client, and Taurus shall have no power to negotiate and/or enter into any agreement or binding commitment on behalf of Client;

B.

Taurus shall not have or be deemed to have, fiduciary obligations or duties to Client and shall be free to pursue, conduct and carry on for its own account, or for the account of others, such activities, employment, ventures, businesses and other pursuits as Taurus, in its sole discretion, may elect; and

C.

Notwithstanding the above, no activity, employment, venture, business or other pursuit of either Party during the term of this Agreement shall conflict with either Party’s obligations under this Agreement or be adverse to either Party’s interests during the term of this Agreement.

3.

Services. Taurus agrees to provide the following services which it deems reasonably necessary to be in compliance with its obligations under this Agreement (collectively, “Services”):

A.

Pre-Public Planning. Taurus agrees to conduct a thorough due diligence and review of Client’s business plan and future goals to create a comprehensive Going Public plan;

B.

SEC Registration. Taurus agrees to prepare and file the appropriate registration statement with the Securities and Exchange Commission (“SEC”) to create a sufficient number of unrestricted shares of Client’s common stock as determined in Section 3(A) herein and causing Client to become a fully reporting public company.  Taurus agrees to address any and all SEC comments through amended filings until the registration statement is declared “effective” by the SEC.  Taurus further agrees to prepare and file any and all regulatory filings required to maintain Client’s compliance with any and all applicable securities rules and regulations during the term of this Agreement;

C.

FINRA 15c-211 Filing.  Taurus agrees to work with a Financial Industry Regulator Authority (FINRA) market maker of its choice to file a comprehensive Form 15c-211, plus any amendments, enabling Client to obtain a listing on the OTCBB.  Taurus agrees to work with the selected FINRA market maker to address any and all FINRA comments until the 15c-211 is approved and an OTCBB trading symbol is issued to Client;

D.

DTC Eligibility.  Upon Client’s request Taurus agrees to assist Client in obtaining DTC Eligibility for its shares after a trading symbol is assigned.  Client acknowledges that Taurus will require the assistance of at least one (1) of its shareholders holding unrestricted shares of common stock to obtain DTC Eligibility.

E.

Non-Exclusivity. Taurus acknowledges that it is not being granted exclusive rights to provide the Services described herein and Client is free to seek alternative service providers during the Term of this Agreement;

F.

Availability. Taurus agrees to make itself available to the officers, directors, employees, and agents, including legal counsel, certified public accountants and investment bankers, of Client at such mutually agreed upon place, or via the telephone, during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of performing the Services in this Agreement; and

G.

Best Efforts Basis. Taurus shall devote such time and effort as it deems commercially reasonable under the circumstances to the affairs of Client as is reasonable and adequate to render the Services outlined in this Agreement. Taurus is not responsible for the performance of any Services which are to be rendered hereunder without Client (inclusive of legal counsel, certified public accountants, and investment bankers) providing any necessary information in writing prior thereto, nor shall Taurus include any Services that constitute the rendering of any legal and/or professional opinions or the performance of work that is within the ordinary purview of professional legal counsel, certified public accountants, and/or investment bankers. Taurus does not guarantee or warranty any results from or on behalf of the Services it provides to Client.

Taurus is not acting in any capacity other than as a service provider working on a best efforts basis.  Client acknowledges and hereby agrees that Taurus makes no representation, covenant or warranty of any sort as to whether or not Taurus will be able to successfully complete any of the Services.  Client hereby agrees that Taurus shall not be held liable for any reason whatsoever for acting in the capacity of provider of the Services.

4.

Expenses. Client shall be responsible for all expenses incurred by all Parties during the performance of this Agreement.  Taurus shall provide Client with a monthly statement detailing all expenses incurred.  Client agrees to reimburse Taurus upon receipt of said statement.

5.

Fees. Client agrees to pay Taurus as follows:

A.

Common Stock.  Client agrees to compensate Taurus in the amount of five-million (5,000,000) shares of its common stock, $0.001 par value.  These shares shall be valued at fifty-thousand (US$50,000) dollars, or one-cent (US$0.01) per Share.  All shares issued to Taurus hereunder shall be unrestricted free-trading shares or shall carry registration rights to be registered for resale by Client within six (6) months of Client receiving its trading symbol; and

B.

Contingency Sale as a “Public Shell” Company.  If, within twelve (12) months from the date of the termination of this Agreement, Client decides to sell itself as a Public Shell Company then Taurus shall be entitled to one-hundred (100%) percent of the gross proceeds from said sale, less reasonable escrow agent fees, payable via wire transfer within five (5) business of the closing date of said sale.

6.

Client Acknowledgments. Client hereby acknowledges and agrees that:

A.

Information Provided. In order to comply with all applicable securities rules and regulations Client, and its partners, shareholders, directors, officers, employees, and agents, shall promptly provide Taurus with full, fair and prompt disclosure of all of their business affairs.  Client hereby represents that all said information shall be entirely truthful and accurate and shall not contain any omission, material or otherwise, and Taurus agrees that said information shall be considered confidential in nature and remain as such until publicly disclosed by Client, if ever;

B.

Not a Broker-Dealer.  Taurus, its partners, shareholders, directors, officers, employees, and agents are not registered broker-dealers and will not under any circumstance entertain or be engaged in any underwriting, securities, financing or other similar transactions on behalf of the Client.  In order to successfully execute its business plan, Client may be required to retain and pay additional fees to a third-party registered broker-dealer of its choosing;

C.

Additional Agreements.  Client agrees to enter into such additional agreements, execute such additional documents and/or forms, and provide such additional certifications and documentation as may be required by Taurus to perform the Services;

D.

Shareholders.  Client agrees that Taurus is not responsible for obtaining or qualifying any current or prospective Client shareholders.  Taurus will advise Client on the appropriate capital structuring and appropriate number of shareholders in Section 3(A) hereinabove.

E.

Taurus’s Limited Duties. Without limiting the generality of the foregoing, Taurus assumes no obligation to arrange, attempt to arrange, or fund any proposed or hypothecated transaction nor shall it give any advice with regard to such proposed or hypothecated transaction. Taurus’s sole function is to provide Client with the Services mentioned herein on a best efforts basis and Taurus shall not act on Client’s behalf or in any other capacity.

All Parties hereby agree and fully acknowledge that Taurus is retained solely to provide the Services described herein relating to the project that is associated with this Agreement.  Taurus makes no representation, covenant or warranty of any sort as to the results or outcome from the Services it provides to the Client under this Agreement; and

F.

Release of Liability.  Client releases and forever discharges Taurus of and from all, and all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or equity, which Client ever had, now has, may have, or which any personal representative, successor, heir or assign of Client, hereafter can, shall or may have, against Taurus, for, upon or by reason of any fees paid, or any past affiliations, associations, agreements, contracts or commissions, all of which may have been verbal or in writing, and which pertain to facilitation and asset verification and development services provided by Taurus relating to Client’s project covered by this Agreement.

7.

Term and Termination.  This Agreement shall be binding and effective as of the date of execution and shall expire on the first of: (i) Taurus completes the Services proscribed herein, or (ii) after mutual written notice is given and accepted by both Parties.  In either event the Fees paid to Taurus in Section 5 hereinabove shall be non-refundable provided Taurus was in the process of performing the Services; otherwise Taurus agrees to refund Client a pro-rated amount of the retainer within five (5) business days of termination.

8.

Indemnity. Client hereby agrees to indemnify and hold Taurus, its partners, shareholders, directors, officers, employees and agents harmless from any and all suits, actions, proceedings at law or in equity, liabilities, claims (groundless or otherwise), costs, losses, damages, payments, deficiencies, judgments, settlements, penalties, fines, costs and legal and other expenses, including attorneys’ fees, arising from or related to the performance of this Agreement, specifically including any dispute, litigation, arbitration, or regulatory investigation or action in which Taurus, its partners, shareholders, directors, officers, employees and agents may be named as a respondent, defendant, third-party defendant or third-party respondent, or any proceeding or matter where any they are required to respond to a subpoena, summons, or any other order or inquiry, whether through testimony, in writing, or by the production of documents or information, unless there has been a final and non-appealable adjudication by a court of competent jurisdiction that such claim, loss, damage, or cost was directly caused by the willful misconduct or gross negligence of Taurus, without any contributory negligence by Client.

All payments by Client to Taurus pursuant to this indemnification clause shall be made as soon as practicable after written demand by Taurus is presented to Client, but in no event later than thirty (30) business days after such written demand is sent by Taurus to Client.  Client’s obligation to make such payments shall not be affected by the pendency of any proceedings regarding the amount or validity of Taurus’s demand for indemnification, or by any proceeding alleging willful misconduct or gross negligence by Taurus, unless and until there has been a final and non-appealable adjudication that Taurus is guilty of willful misconduct or gross negligence.

9.

Other Material Terms and Conditions.

A.

Entire Agreement. This Agreement together with all documents incorporated by reference herein, constitutes the entire and sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, understandings, or other matters, whether oral or written, with respect to the engagement hereof. No modification, recision, cancellation, amendment or termination of this Agreement shall be effective unless it is in writing and is signed by all parties to this Agreement.

B.

Conflict. In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document which may be annexed hereto, the terms of this Agreement shall govern.

C.

Assignments. The benefits of this Agreement shall inure to the respective successors and assignees of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

D.

Notices. Any notice required or permitted to be given under this Agreement shall be in writing and served by hand delivery, commercial overnight courier or registered or certified U.S. Mail to the address stated below for both parties and shall be deemed duly given upon receipt, or if by registered or certified U.S. Mail three (3) business days following deposit in the U.S. Mail. The parties hereto may from time to time designate in writing other addresses expressly for the purpose of receipt of notice hereunder. The initial address for notice are:

Address for Client Notice:

Address for Taurus Notice:

4021 McGinnis Fry Road, Suite 1436

c/o The Mailbox #5241

Suwanee, GA  30024

P. O. Box 523882

Miami, FL  33152-3882

E.

Severability. If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any remaining provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such provision had not been included, or had been modified as above provided, as the case may be.

F.

No Interpretation Against Drafter.  This Agreement has been negotiated at arm’s length between persons sophisticated and knowledgeable in these types of matters.  In addition, each party has been represented by experienced and knowledgeable legal counsel or had the opportunity to consult such counsel.  Accordingly, any normal rule of construction or legal decision that would require a court to resolve any ambiguities against the drafting party is hereby waived and shall not apply in interpreting this Agreement.

G.

Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the internal laws of the State of Florida, without reference to its conflicts of law principles. All disputes arising out of or under this Agreement shall be adjudicated exclusively within the courts located within Miami-Dade County, Florida and both parties hereby consent to such venue and exclusive jurisdiction of such courts, and waive any and all rights to proceed in any different forum.

H.

Paragraph Headings. The paragraph headings set forth in this Agreement are for the convenience of the parties, and in no way define, limit or describe the scope or intent of this Agreement and are to be given no legal effect.

I.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that electronic and/or facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

J.

Injunctive Relief. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, Client and Taurus hereby agree, consent and acknowledge that, in the even of a breach of any material term of this Agreement, the non-breaching party will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in a competent court of jurisdiction without the necessity of proving damages and without prejudice to any other remedies which the non-breaching party may have at law or in equity. For the purposes of this Agreement, each party hereby agrees and consents that upon a material breach of this Agreement as aforesaid, in addition to any other legal and/or equitable remedies, the non-breaching party may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to obtain an injunction enforcing this Agreement or barring, enjoining or otherwise prohibiting the other party from circumventing the express written intent of the parties of this Agreement.

K.

Attorney’s Fees. In the event arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party’s reasonable attorneys’ fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, reasonable attorneys’ fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

IN WITNESS WHEREOF, the parties, by their duly authorized representative, have caused this Agreement to be executed on the 3rd day of March, 2011.

TAURUS FINANCIAL PARTNERS, LLC

      BLUE WATER RESTAURANT GROUP, INC.

(TAURUS)

(CLIENT)

/s/ J. Scott Sitra______________

/s/ Michael Hume______________

J. Scott Sitra

Michael Hume

President and CEO

President and CEO